Exhibit 99.1

Date:	June 7, 2012
For Release:	Immediate
Contact:	Investor Contact:
	Neal E. Murphy	Joseph Hassett, SVP
	Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces First Quarter Financial Results

Harleysville, PA, June 7, 2012 – Met-Pro Corporation (NYSE: MPR-News) today announced the Company’s financial results for the first quarter ended April 30, 2012.

Net sales were $25.2 million, the highest first quarter net sales in the Company’s history, a 7.6% increase from $23.4 million for the same quarter last year. Net income totaled $1.3 million and diluted earnings per share were $0.09 compared with net income of $1.4 million and diluted earnings per share of $0.10 for the same period last year. Current year results included one-time costs of approximately $0.7 million incurred in connection with the transition to a new Chief Financial Officer, which had an after-tax impact of $0.3 million or $0.02 cents per diluted share.

Bookings for the first quarter were up 5.8% to $27.0 million compared with $25.5 million for the first quarter last year. The Company’s backlog of orders as of April 30, 2012 was $30.5 million compared with $20.1 million last year. Substantially all of the April 30, 2012 backlog is expected to be shipped during the current fiscal year.

“We are pleased with our continued upward progression in sales and bookings from the prior year as well as with our gross margin improvement to 35.5% from 34.4% when compared with last year’s first quarter”, stated Raymond J. De Hont, Chairman and Chief Executive Officer. “Our global engineered solutions strategy and the market building investments that we have made are continuing to gain traction, positioning us to drive growth in shareholder value over the longer term and, together with our order backlog and global proposal activity, allowing us to remain optimistic for the current fiscal year.”

On March 16, 2012, the Company paid a quarterly dividend of $0.071 per share to shareholders of record at the close of business on March 2, 2012. In addition, the Board of Directors, at their meeting on April 2, 2012, declared a quarterly dividend of $0.071 per share payable June 15, 2012 to shareholders of record at the close of business on June 1, 2012. This is the twenty-first consecutive year that Met-Pro Corporation has paid a cash dividend.

Mr. De Hont and Neal E. Murphy, Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, June 7, 2012, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/news/news-releases prior to the beginning of the conference call.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 78865636) at 10:55 AM (Eastern) today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until June 21, 2012. To access the taped replay, call the US/Canada Dial-In # 855-859-2056 or the International Dial-In # 404-537-3406 and enter conference ID 78865636.

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Met-Pro Corporation/Page 2

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws. You should carefully consider the factors discussed in Part I, “Item 1A Risk Factors” in our Annual Report on Form 10-K/A for the year ended January 31, 2012 as filed with the Securities and Exchange Commission.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation and Subsidiaries
Consolidated Statements of Income
(unaudited)

	Three Months Ended April 30,
	2012	2011
Net sales	$25,207,061	$23,429,903
Cost of goods sold	16,256,535	15,371,698
Gross profit	8,950,526	8,058,205

Operating expenses
Selling	3,059,581	2,916,126
General and administrative	4,144,089	3,059,103
Total selling, general and administrative	7,203,670	5,975,229
Income from operations	1,746,856	2,082,976

Interest expense	(42,535)	(48,801)
Other income	45,925	105,986
Income before taxes	1,750,246	2,140,161

Provision for taxes	491,548	727,654

Net income	$1,258,698	$1,412,507

Basic earnings per share	$.09	$.10
Diluted earnings per share	$.09	$.10

Average common shares outstanding:
Basic shares	14,678,628	14,659,117
Diluted shares	14,744,826	14,841,720

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Met-Pro Corporation and Subsidiaries
Consolidated Balance Sheets

	April 30, 2012	January 31, 2012
Assets	(unaudited)
Current assets
Cash and cash equivalents	$33,718,966	$34,581,394
Short-term investments	1,019,315	764,061
Accounts receivable, net of allowance for
doubtful accounts of approximately
$452,000 and $491,000, respectively	15,273,701	17,373,121
Inventories	19,239,814	17,847,143
Prepaid expenses, deposits and other current assets	1,531,508	1,683,486
Deferred income taxes	186,742	186,329
Total current assets	70,970,046	72,435,534

Property, plant and equipment, net	19,368,319	19,322,436
Goodwill	20,798,913	20,798,913
Other assets	2,718,549	2,952,332
Total assets	$113,855,827	$115,509,215

Liabilities and shareholders’ equity
Current liabilities
Current portion of debt	$366,232	$657,216
Accounts payable	6,658,848	7,684,739
Accrued salaries, wages and benefits	1,664,358	1,827,603
Other accrued expenses	2,701,824	2,357,929
Dividend payable	1,043,373	1,042,297
Customers’ advances	2,196,911	3,232,600
Total current liabilities	14,631,546	16,802,384

Long-term debt	2,575,564	2,687,971
Accrued pension retirement benefits	10,680,616	10,618,047
Other non-current liabilities	56,941	56,391
Deferred income taxes	1,322,781	1,522,451
Total liabilities	29,267,448	31,687,244

Commitments and contingencies
Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 shares issued, of which
1,250,051 shares were reacquired and held in
treasury at both dates	1,592,868	1,592,868
Additional paid-in capital	4,500,136	4,058,735
Retained earnings	96,444,203	96,228,764
Accumulated other comprehensive loss	(7,609,315)	(7,718,883)
Treasury shares, at cost	(10,339,513)	(10,339,513)
Total shareholders’ equity	84,588,379	83,821,971
Total liabilities and shareholders’ equity	$113,855,827	$115,509,215

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Met-Pro Corporation and Subsidiaries
Consolidated Business Segment Data
(unaudited)

	Three Months Ended April 30,
	2012	2011
Net sales
Product Recovery/Pollution Control Technologies	$10,500,840	$8,331,972
Fluid Handling Technologies	9,400,199	9,553,104
Mefiag Filtration Technologies	2,852,166	3,139,917
Filtration/Purification Technologies	2,453,856	2,404,910
	$25,207,061	$23,429,903

Income (loss) from operations
Product Recovery/Pollution Control Technologies	($443,062)	($480,285)
Fluid Handling Technologies	2,384,370	2,240,696
Mefiag Filtration Technologies	(72,088)	221,472
Filtration/Purification Technologies	(122,364)	101,093
	$1,746,856	$2,082,976

	April 30, 2012	January 31, 2012
Identifiable assets
Product Recovery/Pollution Control Technologies	$34,977,794	$36,444,763
Fluid Handling Technologies	19,136,649	19,290,035
Mefiag Filtration Technologies	15,086,547	14,017,572
Filtration/Purification Technologies	8,985,779	8,368,652
	78,186,769	78,121,022
Corporate	35,669,058	37,388,193
	$113,855,827	$115,509,215

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Met-Pro Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended April 30,
	2012	2011
Cash flows from operating activities
Net income	$1,258,698	$1,412,507
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	487,599	481,932
Stock-based compensation	441,401	179,826
Deferred income taxes	(209,278)	(606)
Loss on sales of property and equipment, net	1,080	–
Allowance for doubtful accounts	(38,862)	19,215
Change in operating assets and liabilities:
Accounts receivable	2,171,197	(1,636,920)
Inventories	(1,361,633)	(388,008)
Prepaid expenses, deposits and other assets	123,755	(38,705)
Accounts payable and accrued expenses	(862,836)	687,771
Customers’ advances	(1,036,453)	(52,906)
Accrued pension retirement benefits	62,569	(2,776,476)
Other non-current liabilities	549	549

Net cash provided by (used in) operating activities	1,037,786	(2,111,821)

Cash flows from investing activities
Acquisitions of property and equipment	(474,884)	(235,679)
Purchase of investments	(763,264)	–
Proceeds from maturities of investments	756,073	–

Net cash used in investing activities	(482,075)	(235,679)

Cash flows from financing activities
Proceeds from new borrowings	–	407,731
Repayment of debt	(387,451)	(123,023)
Exercises of stock options	–	42,800
Payment of dividends	(1,042,183)	(967,445)
Purchases of treasury shares	–	(42,800)

Net cash used in financing activities	(1,429,634)	(682,737)
Effect of exchange rate changes on cash	11,495	(4,268)

Net decrease in cash and cash equivalents	(862,428)	(3,034,505)

Cash and cash equivalents at February 1	34,581,394	32,400,814

Cash and cash equivalents at April 30	$33,718,966	$29,366,309

Supplemental disclosure of cash flow information:
Cash paid for interest	$43,436	$49,030
Cash paid for income taxes	370,703	228,584

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